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EXHIBIT 99.1

May 15,2002

Investor Contact
Stacy Roughan
Washington Group International, Inc.
208-386-5585
jana.shields@wgint.com

Media Contact
Jack Herrmann
Washington Group International, Inc.
208-386-5532
jana.shields@wgint.com

WASHINGTON GROUP INTERNATIONAL, INC. REPORTS
FIRST QUARTER 2002 PRELIMINARY FINANCIAL RESULTS

Company Confirms Earlier Financial Guidance for 2002;
Announces Realignment Under Six Market-Focused Units

        Boise, Idaho—Washington Group International, Inc. (OTC: WGII.PK) today announced preliminary results for its first quarter ended March 29, 2002. The preliminary results indicate performance consistent with the financial guidance the company provided on February 5, 2002 shortly after it successfully completed its financial restructuring and emerged as a reorganized and financially healthy company.

        The preliminary first quarter results released today are to inform Washington Group customers, partners, and investors of the company's operating results in anticipation of the filing of its first quarter report with the Securities and Exchange Commission. That report—along with audited financial statements for fiscal years 2000 and 2001—will be filed with the SEC in the next 30 days. These financial statements have not been completed because of the complexities involved in accounting for and reporting on the Raytheon Engineers & Constructors acquisition and Washington Group's resulting bankruptcy filing.

        Washington Group will hold an investor conference call to discuss its first quarter 2002 results after it files its first quarter 10-Q with the SEC. The exact time and details of the call will be announced later.

        Washington Group's preliminary first quarter financial results released today are pro forma in nature to reflect the results of operations excluding the following items that will be included in the eventual SEC 10-Q filing in accordance with generally accepted accounting principles (GAAP):

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  the significant net gain arising from the discharge of liabilities in connection with Washington Group's emergence from bankruptcy; and

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  the effects of "fresh-start" accounting to reflect its financial position at fair value as a newly reorganized company on February 1, 2002.

        In addition, the pro forma first quarter results also combine the results of operations of the newly reorganized Washington Group for the two months ended March 29, 2002, with results for Washington Group as it existed prior to the reorganization for the month ended February 1, 2002. Those two periods will be presented separately to comply with GAAP in the financial statements to be filed with the SEC.

        Because of the company's reorganization, financial comparisons to the prior year are not meaningful and therefore have been omitted.

        Washington Group will apply for listing on a national stock exchange as soon as possible after all of its required financial statements are filed with the SEC and other listing requirements are met.

First Quarter 2002 Pro Forma Performance

        Washington Group expects to report revenues for the quarter ended March 29, 2002 of about $965 million, gross profit of between $43 million and $47 million, and EBITDA (earnings before interest, taxes, depreciation and amortization) of between $30 million and $34 million. Net income is expected to be in the range of $10 million to $12 million.

        The pro forma results for the first quarter include:

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  Revenue of $42 million, EBITDA of $6.0 million and net income of $2 million ($6.2 million before tax and minority interest) associated with a business Washington Group had planned to divest prior to December 31, 2001 and which was not included in the guidance provided on February 5, 2002. The company continues to actively pursue the sale of this business.

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  During the quarter, the company recognized a $2.8 million ($1.6 million after tax) gain relating to the demutualization of an insurance provider.

        Washington Group booked about $900 million worth of new work during the quarter, resulting in backlog at the end of the quarter of approximately $3.1 billion. Most of the new work resulted from extensions of existing business relationships or scope expansions on existing contracts. The company currently is pursuing major new business opportunities and anticipates significant new contract awards in each of its primary market segments in 2002.

        "We're pleased with our first quarter results, which serve as an excellent springboard from which to launch our reorganized company and win new contracts," said Stephen G. Hanks, Washington Group president and chief executive officer. "Throughout our restructuring—and as we emerged—clients stayed with us and even extended their relationships with us. This shows the depth of their confidence in our company."

Liquidity and Financial Position

        In connection with its emergence from Chapter 11, Washington Group entered into a $350-million, 30-month credit facility with a group of lenders. On January 25, 2002, the date the company emerged from bankruptcy, payments totaling approximately $75 million were made to the company's former secured lenders and to cover fees on the new credit facility and other costs associated with the company's plan of reorganization. Washington Group borrowed $40 million under the new credit facility and used $35 million of available cash to fund these payments. Since emergence, cash flow has been positive and borrowings under the credit facility were reduced to $25 million by the end of the quarter. In addition, the company has approximately $135 million outstanding under the credit facility for letters of credit guaranteeing performance on certain contracts.

        Washington Group's shareholder equity on March 29, 2002 is expected to be approximately $560 million. This amount includes:

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  shareholder equity determined by an independent outside expert during the bankruptcy process and recorded in accordance with generally accepted accounting principles; and

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  retained earnings for the two months ended March 26, 2002.

Operational Initiatives Lower Costs and Improve Efficiency

        During the past 12 months, Washington Group completed several organizational initiatives to rationalize and streamline its business. Through those efforts, the company migrated from the legacy of several companies to a cost-effective integrated business. Through those changes the company:

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  Reorganized into six market-focused business units: Power, Industrial/Process, Infrastructure, Mining, Energy & Environment and Defense;

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  Consolidated the company's service delivery capabilities into two primary operations centers—a 900-employee center in Denver, Colorado, and a 1,400-person center in Princeton, New Jersey—to more efficiently utilize its basic engineering, construction and administrative resources;

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  Closed or consolidated 25 non-core offices; and

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  Established a company-wide business development and sales force.

        These actions allowed Washington Group to reduce its salaried workforce by about 1,200 employees and reduce office space by about one million square feet, which is expected to result in a $100 million annual reduction in overhead costs.

        "Through our restructuring we established our ability to grow in the future, both financially and organizationally," Hanks said. "We cut overhead dramatically through elimination of redundant office locations and functions that were legacies of our earlier acquisitions."

Washington Group Realigns into Six Market-Focused Business Units

        To better utilize its new financial strength, Washington Group recently split its Government business unit to adjust to new prospects in the areas of global threat reduction and homeland security, and moved its mining capabilities into a stand-alone operating unit. The company's new market-focused business unit structure consists of:

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  Defense: Following the tragic events of September 11, 2001, Washington Group established the Defense business unit to pursue opportunities in global threat reduction, military, and U.S. State Department infrastructure reconfiguration and homeland security. Washington Group's 70-percent market share in chemical demilitarization in the U.S. and significant market position in weapons systems demilitarization in the former Soviet Union, uniquely position it to take advantage of the rapidly growing opportunities in this area. The company signed several important contracts in the first and second quarters this year. For the first quarter 2002, Defense generated revenues of about $160 million; booked $165 million in new work; and ended the quarter with a backlog of $500 million.

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  Energy & Environment: This unit provides engineering, construction, operations, waste management, and environmental remediation services primarily to the U.S. Department of Energy. In a business characterized by long-term contracts, predictable cash flow, and low capital investment, Washington Group continues to maintain the strong market position it has held for 50 years with the DOE and its predecessor agencies. Washington Group's contract to manage the DOE's Savannah River Site in South Carolina was extended for six years in early 2001. In late 2001, the DOE also announced that it would begin to negotiate an extension to Washington Group's contract at the West Valley Demonstration Project in New York where the company has been the contractor since 1982. For the first quarter 2002, Energy & Environment generated revenues of about $140 million, including $42 million from an operation which is currently being held for sale; booked $100 million in new work; and ended the quarter with a backlog of $425 million.

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  Mining: This unit provides a full range of mining services, including resource planning, facilities engineering and construction, operations, mineral processing and land reclamation. As one of the few participants in this market able to offer that broad range of services, Washington Group established this unit to focus on new opportunities, particularly internationally where it already has a strong and profitable presence in Eastern Europe and South America. Additionally, the company's bankruptcy process opened access to the precious metals market by eliminating a non-compete agreement for this unit. For the first quarter 2002, Mining generated revenues of about $20 million; booked $40 million in new work; and ended the quarter with a backlog of $280 million.

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  Infrastructure: This unit provides diverse engineering and construction and construction management services for highways and bridges, airports and seaports, tunnels and tube tunnels, railroad and transit lines, water storage and transport facilities and hydroelectric facilities. The unit will continue to leverage its position as the nation's third largest heavy civil contractor to take advantage of the federal government's $60 to $100 billion stimulus package to upgrade the nation's rail, highway and airport infrastructure. While demand for projects such as dams and water storage and transport facilities in the United States is flat, the company is pursuing a number of opportunities in the international marketplace. For the first quarter 2002, Infrastructure generated revenues of about $220 million; booked $230 million in new work; and ended the quarter with a backlog of $1.07 billion.

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  Power: With a historical legacy of building 217,000 megawatts of electric generating capacity, Washington Group provides engineering, construction and maintenance services to both the fossil and nuclear power markets. This unit is well positioned to take advantage of opportunities in 2002 and 2003 for new coal and gas-fired generating capacity and power plant upgrades to control emissions. Steam generator replacement for nuclear plants—where Washington Group holds a 70 percent market share—and other nuclear services also hold promise for the company as 80 percent of the nation's nuclear power plants plan for facility upgrades and re-licensing. For the first quarter 2002, Power generated revenues of about $250 million; booked $185 million in new work; and ended the quarter with a backlog of $360 million.

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  Industrial/Process: This unit provides services primarily to Fortune 500 companies in each stage of a project's life cycle—including engineering, design, procurement, construction and "total facilities management." Its total facilities services include inventory and supply-chain management, shutdown and turnaround management and other maintenance, operations and logistics services. While its growth has been limited during the recent global recession, Industrial/Process is expected to improve in the coming months as companies resume delayed capital improvements and outsourcing plans as the economic rebound takes hold. Much of that anticipated new market momentum should be led by industries serving the needs of an aging population, privatization in emerging economies and the growing natural gas market. For the first quarter 2002, Industrial/Process generated revenues of about $175 million; booked $170 million in new work; and ended the quarter with a backlog of $450 million.

        "Washington Group is the most diversified engineering and construction company in the industry and one of the few players able to design, build, operate, maintain, and identify financing for the projects we work on," said Hanks. "At the foundation of our performance is the dedication of our 38,000 employees. We have a vibrant and strong company that promotes growth and development opportunities for our highly skilled people throughout the world by maintaining all our key relationships and industry leadership in high growth markets."

        Washington Group International, Inc., is a leading international engineering and construction firm. With 38,000 employees at work in 43 states and more than 30 countries, the company offers a full life-cycle of services as a preferred provider of premier science, engineering, construction, program management, and development in 14 major markets.

Markets Served

        Energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, telecommunications, transportation, and water-resources.

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This news release contains forward-looking statements within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.

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WASHINGTON GROUP INTERNATIONAL, INC. REPORTS FIRST QUARTER 2002 PRELIMINARY FINANCIAL RESULTS